EXHIBIT 99.2

THE DIGITAL ASSET COMPANY Q3 Investor Presentation November 2021 NASDAQ: MIGI

Q3 Investor Presentation 2 LEGAL DISCLAIMER Information contained herein is derived from various internal and external sources which are deemed reliable, but no representations or warranties are made by Company, or any of its affiliates, employees or representatives as to the accuracy or completeness of such information. The Company has not independently verified any of the information set forth in this Presentation. No representation is made as to the reasonableness of the assumptions within or the accuracy or completeness of any projections or modelling or any other information contained herein. Any data on past performance or modelling contained herein is not an indication as to future performance. The Company assumes no obligation to update the information in this Presentation. The information contained in this Presentation does not purport to contain all of the information that a prospective investor may desire. In all cases, interested parties should conduct their own investigation and analysis of Company and the information contained herein. Except as otherwise expressly indicated, this Presentation speaks as of the date hereof. The Company, does not undertake to update the information contained herein, correct any inaccuracies that may become apparent or provide the recipient with access to any additional evaluation material. The delivery of this Presentation does not imply that there has been no change in Company’s affairs after the date hereof. This Presentation is not a prospectus, disclosure document or offering document, and does not constitute an offer or invitation to apply for securities under any. In particular, this Presentation shall not form the basis of or be relied on in connection with any contract or commitment whatsoever. FORWARD LOOKING STATEMENTS/USE OF PROJECTIONS Statements made in this presentation include forward - looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward - looking statements can be identified by the use of words as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” target,” or comparable terminology. All financial forecasts are forward - looking statements, are for illustrative purposes only and should not be relied upon as being necessarily indicative of future results. All forward - looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward - looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Risk Factors” in the Company's Form S - 1/A Registration Statement filed with the SEC on July 27, 2021, as may be supplemented or amended by future filings of the Company. The Company assumes no obligation to update or supplement forward - looking statements that become untrue because of subsequent events, new information or otherwise. More specifically, it is impossible to forecast what the price of bitcoin or the hash rate difficulty will be on any specific date, including during 2021 or 2022, when all the Company's miners are expected to be deployed. This presentation is for illustrative purposes only to provide the reader with an estimate of the Company's potential gross revenue, mining power and hosting costs, which might be attained if all miners were deployed as of a specific date and with certain parameters used, as set forth below. The parameters used were hash rates of 0.8 EH, 3.35 EH and 5 EH, Bitcoin price assumption of $60,000 and blended power costs of $0.04/kWh. NO OFFER OR SOLICITATION This presentation shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities. This presentation shall also not constitute an offer to sell or the solicitation of an offer to buy any securities. No offer, sale or solicitation of any securities shall be made in any jurisdiction in which such offer, sale or solicitation would be prohibited. NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS PRESENTATION IS TRUTHFUL OR COMPLETE. INVESTOR NOTICES Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward - looking statements described under “Risk Factors” in our most recent SEC filings, including our Form S - 1/A Registration Statement filed with the SEC on July 27, 2021. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. Lastly, with the current worldwide situation caused by COVID - 19, there can be no assurances as to when we may see any long - term sustained recovery in the bitcoin market, and if so, whether any recovery might be significant. NON - GAAP FINANCIAL MEASURES T he Company utilizes a number of different financial measures, both GAAP and non - GAAP, in analyzing and assessing its overall business performance, for making operating decisions and for forecasting and planning future periods. The Company considers the use of non - GAAP financial measures helpful in assessing its current financial performance, ongoing operations and prospects for the future. While the Company uses non - GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, the Company does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, the Company believes that disclosing non - GAAP financial measures to the readers of its financial information provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance. Investors are cautioned that there are inherent limitations associated with the use non - GAAP financial measures as an analytical tool. In particular, non - GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future. In addition, other companies, including other companies in the Company’s industry, may calculate non - GAAP financial measures differently than the Company does, limiting their usefulness as a comparative tool.

Q3 Investor Presentation 3 Online hashing Contracted hash rate increase Net Zero 1 Carbon Bitcoin mining & hosting Focused on bitcoin mining and high performance computing (HPC), Mawson’s vertically integrated model is based on a long term strategy to assist in the global transition to a decarbonised society. 0.80 EH Available energy infrastructure 3.35 EH Online Q2 2022 220 MW SITES 4 1. 2020 carbon offset with carbon credits Mawson at a glance Planned hash rate increase 5.00 EH Target for early Q1 2023 November 2021 3 USA + 1 AUS

Q3 Investor Presentation 4 Headline Results Q3 Financial Highlights Operational Highlights Subsequent Events to Q3 $ 10.9 M Revenue up 1100 % from Q3 2020 $ 8.4 M Gross Profit Up $8.3M from Q3 2020 $ 2.9 M EBITDA Non - GAAP measure $ 45 M Capital raised With NASDAQ listing $ 51 M Cash And equivalents at 30 September 17,352 Additional ASIC MIGI listed On Nasdaq Sept 2021 Miners purchased 100 MW facility Signed in Pennsylvania, USA 100 MW facility Expansion in Georgia, USA $0.8 M Hosting Co - location revenue during QTR DIGA listed Oct 28 on CHI - X stock exchange bringing a bitcoin miner ETF to the Australian market 4,000 Additional ASIC Miners purchased, upgrading total mining capacity to 3.35EH Q2, 2022 Partnership with Quinbrook Infrastructure Partners for initial 20MW site in Byron Bay, NSW + joint development of additional sites

Q3 Investor Presentation 5 Non - GAAP Balance Sheet Q3 Results Summary 1.1 1.0 1.6 5.1 5.9 10.9 0.00 2.00 4.00 6.00 8.00 10.00 12.00 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2022 BTC Revenues (in millions) BTC Revenues (in millions) 0.3 0.1 0.7 5.0 4.8 8.4 0.00 1.00 2.00 3.00 4.00 5.00 6.00 7.00 8.00 9.00 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2022 Gross Profit (in millions) Gross Profit Q3 - 21 ($M) Q2 - 21 ($M) Δ ($M) ASSETS Cash and cash equivalents $51.0 $3.6 $47.4 Property and equipment, net $27.5 $15.6 $11.9 Equipment deposits $33.2 $13.0 $20.2 Other Assets $6.1 $2.5 $3.6 Total Assets $117.8 $34.7 $83.1 Trade and other payables $3.1 $4.3 $(1.2) Borrowings $0.5 $1.0 $(0.5) Other Liabilities $3.4 $ - $3.4 Total Liabilities $7.0 $5.3 $1.7 Non - GAAP Net Assets $110.8 $29.4 $81.4

Q3 Investor Presentation 6 1. Forecast annualised revenue is based on BTC USD$60k and difficulty @ 12 November 2021. Assumes all equipment deployed and onl ine , plus the construction of all contracted sites. 2. Forecast annualised revenue is based on BTC USD$60k and difficulty @ 12 November 2021. Assumes additional equipment deployed and online, plus the contracting of additional MW capacity throughout 2022, and the associated site construction. Attractive Mining Metrics N ov 2021 Q2 2022 1 Δ Early Q1 2023 Target 2 Δ Capacity (MW) 220 MW 400 MW +180 MW 1,000 MW +600 MW Total Exahash Capacity 0.80 E H 3.35 EH +2.55 EH 5.00 EH +1.65 EH BTC Mining Production 4.7 BTC /day 1 19.5 BTC /day 1 +14.8 BTC 28.5 BTC /day +9.0 BTC Annualised Revenue 1 $102M ~$423M +$321M ~$624m +$201M GP (%) ~80% ~80% ~80% Mining Revenue Operating Costs Mawson Hashrate Network Hashrate ASIC Miner power consumption Block reward 6.25 BTC + TXN fees Datacentre power usage 52,560 Blocks per year Power price Bitcoin price Other operating costs = = x + x x x +

Q3 Investor Presentation 7 Deployment Timeline (EH) From 0.20 EH in Q1 2021 to 3.35 EH by Q2 2022 , to 5.00 EH by early Q1 2023 Aggressively Increasing Hash Rate Blended mining cost of $5,321 /BTC +17x +25x Focus on large scale power infrastructure and long term security Infrastructure First approach - 1.00 2.00 3.00 4.00 5.00 6.00 0.00 0.20 0.40 0.60 0.80 1.00 1.20 Hash Rate Growth (EH/s) MIGI Actual Hash Rate (EH/s) MIGI Comitted Hash Rate (E H/s) MIGI Target Hash Rate (E H/ s)

Q3 Investor Presentation 8 Georgia USA Pennsylvania USA Byron Bay AUS Qualified Pipeline Sites Prospective Pipeline Sites 20 MW 100 MW 200 MW Target Expansion 26 Year lease +1,000 MW 15 Year lease 7 Year lease Secure Energy Pipeline Energy Infrastructure underpins future growth Existing contracted energy of 220MW Proven history of modular site development Organic expansion Expansion of existing facilities, plus new site acquisitions Future development pipeline We focus on identifying stranded and distressed energy Over 1GW pipeline of projects 870 MW 100 MW 200 MW Target Expansion

Q3 Investor Presentation 9 Co - location USA Georgia USA Pennsylvania USA Byron Bay AUS Pipeline 1 AUS + USA Total E/H Capacity 0.1 7 7 0.4 14.5 Current MW capacity 5 100 100 20 220 Future additional MW capacity 0 200 200 0 1,470 1,870 MDC Capacity 150 150 10 735 1045 Term 6 Months 26 Years 15 Years 7 Years Various Tenancy Type Co - location Long - term lease with option to buy Long - term lease Long - term lease Various Partner Compute North LLC Washington County Development Authority Jewell Acquisition LLC Quinbrook Infrastructure Partners Various Energy Mix 5 0% carbon - free 75% carbon - free 100% carbon - free 100% carbon - free Various ESG Factor Carbon credit offset Carbon credit offset N/A N/A Various Compelling Facility Metrics 1. Prospective numbers based on a combination of qualified and unqualified pipelines, including the use of latest generation ASI C m ining equipment for E/H capacity

Q3 Investor Presentation 10 1 Strict ROIC assessment of sites - Target high quality, stable and supportive jurisdictions - Selection of sites with stranded/under - utilised energy especially in regional areas - Low blended cost of < 4.0c / kwh across global portfolio 2 Modular Data Centre (MDC) - Design allows for rapid deployment in most climates - One of the lowest costs of deployment in the industry - Flexibility to rapidly re - deploy equipment across facilities 3 Secured Long - term agreements - Secured long - term agreements for key sites 4 ESG & Social Impact - Focused plan to target new sites that satisfy a Net Zero Carbon 2030 strategy - Site criteria includes n on - carbon emitting energy mix greater than 75% - Deep community engagement to win local support / social licence to operate - Dedicated carbon offset program : demonstrated contribution to major projects Location Georgia, USA Pennsylvania, USA Byron Bay, AUS Term 26 YEARS 15 Years 7 Years Mawson’s Infrastructure First Approach

Q3 Investor Presentation 11 Secured Capacity Latest generation bitcoin mining hardware >40,000 units purchased 3.35 EH Q2 2022 ASIC Units 2.5 MW / MDC MDC Units 200+ units ordered 440 MW total capacity 2500 Kva Transformers 100+ units ordered 220 MW total capacity

Q3 Investor Presentation 12 BTC Pricing Scenarios $5,321 /BTC Bitcoin Mining ASIC Breakeven Based on 3.35 EH online, Mawson can provide a worked example of the current mining economics. This example works across various Bitcoin price assumptions, with no changes to the global difficulty rate under each scenario. Based on global difficulty as at 12 November 2021.

Q3 Investor Presentation 13 ESG Focus 78,000 22,277 Tonnes of C0 2 Sequestered in 2020* ~75% Renewable / non - carbon emitting energy mix Brentwood School, GA, USA Platinum sponsor of School Athletics Program Mawson Group Scholarship Mawson and Brentwood Career Pathways Program Educational seminars for students on Bitcoin Mining Washington County High School, GA, USA Mawson supporter of Arts, Academics and Athletic Departments Mawson and Washington County High School Career Pathways Program Educational seminars for students on Bitcoin Mining A responsible, accountable and ethical approach to corporate governance underpins the way we do business. Independent Board Code of Ethics and Business Conduct Net Zero Carbon Socially Engaged Governance Framework Trees Planted by the end of 2022 Washington County Regional Medical Centre Supporter for COVID relief

Q3 Investor Presentation 14 Highly experienced Management & Board 25 years with AGL Energy (AGL.ASX), Australia’s largest energy generator/retailer, 5 years as CEO and Managing Director 15 years management experience across technology, accounting, logistics, property development 30 years experience across financial services. Previous Commercial Director of Sealink Travel Group (SLK.ASX) 25 years experience in public markets, having served as CFO of numerous public and private companies on the NASDAQ and ASX James Manning Founder & CEO Greg Martin Independent Non - Executive Chair Michael Hughes Independent Non - Exec Director Yossi Kerret Independent Non - Exec Director Board 10 years’ experience as a chartered accountant, having worked previously at PwC and KPMG in Australia and the United Kingdom 16 years experience in senior operational management roles across multiple industries 15 years experience in financial markets and funds management 15 years’ experience in business leadership and delivery of major projects Hetal Majithia Chief Financial Officer Liam Wilson Chief Operating Officer Nick Hughes - Jones Chief Commercial Officer Craig Hibbard Chief Development Officer Key employees

Q3 Investor Presentation 15 Filecoin (FIL) mining business, incubated inside Mawson but spun out and is now self - funded, with its own board and management team. DSS is expected to grow significantly in 2022. DIGA aims to track the Global Digital Miners Access Index (before fees and expenses) which is composed of global companies with the primary business focus on digital asset mining and infrastructure. The Cosmos Global Digital Miners Access ETF trades in Australia under the code ‘DIGA.CXA’ Mawson Innovation Portfolio The Cosmos Global Digital Miners Access ‘DIGA’ ETF Distributed Storage Solutions Bitcoin & HPC hosting services M awson’s subsidiary, Luna Squares LLC, provides hosting services at our Georgia and Pennsylvania facilities. Luna Squares currently serves 5 customers, with more expected near - term given the insatiable demand for hosting services observed in the industry today.

Q3 Investor Presentation 16 Ticker NASDAQ:MIGI Share price $12.92 S hares outstanding 70,709,169 W arrants 2,526,542 Options 29,458 RSU 4,000,000 Fully diluted capital 77,265,169 $998M Market capitalisation Mawson Register Ownership Board and Management External Investors 76% 9% 10% 24% Based on Nov 12, 2021

Q3 Investor Presentation 17 Mawson’s Investment Thesis +600% targeted operational growth from Nov 2021 to early Q1 2023 Rapid Growth and Scale Owner/Operator of Facilities and Modular Data Centres (MDC) Infrastructure First Approach Sustainable Bitcoin Mining with Global Green Energy Infrastructure Fund Quinbrook Infrastructure Partners Strategic Partnership in place 24% owned by directors and senior management High insider ownership BTC breakeven $5,321. $20BN annualised bitcoin mining revenue in October 2021 Lowest quartile operator, large TAM 0.2 EH in Q1 2021 3.35 EH Q2 2022 , 5.00 EH in early Q1 2023 1. 2020 carbon offset with carbon credits N et Zero Carbon Bitcoin Mining/Hosting Hash rate expansion 3 USA based sites 1 AUS based site 4 Secured Locations

Q3 Investor Presentation 18 Reconciliation of Non - GAAP Metrics Q3 BALANCE SHEET Net loss (GAAP) $(3.1)m Net other expenses 1 $0.5m Depreciation & amortisation 2 $4.1m Share Based Payments 3 $1.4m EBITDA (Non - GAAP) $2.9m 1. Adjusts for – realised and unrealized gains and losses and share of associates accounted for usin g the equity method 2. Reverses out accelerated depreciation effect 3. Reverses out payments under BIA, which are non - reoccurring 4. Round ing to millions Q3 EBITDA + Gross Profit Slide 4 identifies some non - GAAP financial metrics, which require reconciliation to the statutory GAAP numbers. We set them out as follows: Slide 5 identifies some non - GAAP financial metrics, which require reconciliation to the statutory GAAP numbers. We set them out as follows: Revenue $10,947,786 Less Cost of Revenues $2,499,837 GROSS PROFIT (GP) $8,447,949 As displayed 4 $8.4m Assets Cash and cash equivalents Cash $32.4m Capital raise receivable 1 $18.6m Property and equipment, net $27.5m Equipment deposits $33.2m Other Assets Trade and other receivables $2.7m Right of use assets $3.3m Equity accounted assets $0.1m Total Assets $117.8m Liabilities Trade and other payables $3.1m Borrowings $0.5m Other Liabilities Lease liability $3.3m Paycheck protection $0.1m Total Liabilities $7.0m 1. Timing of capital raise cash receipt

Level 5, 97 Pacific Highway North Sydney, NSW Australia info@mawsoninc.com Brett Mass Hayden IR mawson@haydenir.com Investor Relations Head Office